Exhibit 99.01

Valero Energy Reports Third Quarter 2020 Results

•Reported net loss attributable to Valero stockholders of $464 million, or $1.14 per share.
•Reported adjusted net loss attributable to Valero stockholders of $472 million, or $1.16 per share.
•Issued $2.5 billion of Senior Notes for general corporate purposes.
•2020 and 2021 capital investments attributable to Valero forecasted at $2.0 billion for each year.
•Returned $399 million in cash to stockholders through dividends.

SAN ANTONIO, October 22, 2020 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported a net loss attributable to Valero stockholders of $464 million, or $1.14 per share, for the third quarter of 2020 compared to net income of $609 million, or $1.48 per share, for the third quarter of 2019. Excluding the adjustments shown in the accompanying earnings release tables, the adjusted net loss attributable to Valero stockholders was $472 million, or $1.16 per share, for the third quarter of 2020, compared to third quarter 2019 adjusted net income attributable to Valero stockholders of $642 million, or $1.55 per share. Third quarter 2020 adjusted results primarily exclude the benefit from an after-tax lower of cost or market, or LCM, inventory valuation adjustment of $250 million and an after-tax loss of $218 million for an expected LIFO liquidation.

Refining
The refining segment reported a $629 million operating loss for the third quarter of 2020 compared to operating income of $1.1 billion for the third quarter of 2019. Excluding the LCM inventory valuation adjustment, the expected LIFO liquidation adjustment, and other operating expenses, the third quarter 2020 adjusted operating loss was $575 million. Refinery throughput volumes averaged 2.5 million barrels per day in the third quarter of 2020, which was 428 thousand barrels per day lower than the third quarter of 2019.

“As the global economy recovers, we are pleased to see a demand recovery for gasoline, diesel and jet fuel in the third quarter” said Joe Gorder, Valero Chairman and Chief Executive Officer. “Our unmatched execution, while being the lowest cost producer, and ample liquidity continue to position us well to manage a low margin environment.”

Renewable Diesel
The renewable diesel segment reported $184 million of operating income for the third quarter of 2020 compared to $65 million for the third quarter of 2019. After adjusting for the retroactive blender’s tax credit, renewable diesel operating income was $123 million for the third quarter of 2019. Renewable diesel sales volumes averaged 870 thousand gallons per day in the third quarter of 2020, an increase of 232 thousand gallons per day versus the third quarter of 2019. The third quarter of 2019 results and volumes were impacted by the planned downtime of the Diamond Green Diesel (DGD) plant for maintenance. DGD set a record for sales volumes in the third quarter of 2020.

Ethanol
The ethanol segment reported $22 million of operating income for the third quarter of 2020, compared to a $43 million operating loss for the third quarter of 2019. Third quarter 2020 adjusted operating income was $36 million. Ethanol production volumes averaged 3.8 million gallons per day in the third quarter of 2020, which was 206 thousand gallons per day lower than the third quarter of 2019. The increase in operating income was attributed primarily to higher margins resulting from lower corn prices.

Corporate and Other
General and administrative expenses were $186 million in the third quarter of 2020 compared to $217 million in the third quarter of 2019. The effective tax rate for the third quarter of 2020 was 47 percent, which was primarily impacted by an expected U.S. federal tax net operating loss that will be carried back to 2015 when the U.S. federal statutory tax rate was 35 percent.

Investing and Financing Activities
Capital investments totaled $517 million in the third quarter of 2020, of which $205 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance. Excluding capital investments attributable to our partner’s 50 percent share of DGD and those related to other variable interest entities, capital investments attributable to Valero were $393 million.

Net cash provided by operating activities was $165 million in the third quarter of 2020. Included in this amount was a $246 million favorable impact from working capital, as well as our joint venture partner’s share of DGD’s net cash provided by operating activities, excluding changes in its working capital. Excluding these items, adjusted net cash used by operating activities was $177 million.

Valero returned $399 million to stockholders through dividends in the third quarter of 2020, resulting in a year-to-date total payout ratio of 165 percent of adjusted net cash provided by operating activities. The year-to-date total payout ratio is higher than our long-term target due to the adverse economic impact of COVID-19.

Valero continues to target a long-term total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital and DGD’s net cash provided by operating activities, excluding changes in its working capital, attributable to our joint venture partner’s ownership interest in DGD.

“The guiding principles underpinning our capital allocation strategy remain unchanged,” said Gorder. “There has been absolutely no change in our strategy, which prioritizes our investment grade ratings, sustaining investments and honoring our dividend.”

Liquidity and Financial Position
Valero ended the third quarter of 2020 with $15.2 billion of total debt and finance lease obligations and $4.0 billion of cash and cash equivalents. The debt to capitalization ratio, net of cash and cash equivalents, was 36 percent as of September 30, 2020.

Strategic Update
Capital investments attributable to Valero are forecasted at $2.0 billion per year in 2020 and 2021, of which approximately 60 percent is for sustaining the business and approximately 40 percent is for growth projects. Approximately 40 percent of Valero’s 2020 and 2021 growth capital is allocated to expanding the renewable diesel business.

The new St. Charles Alkylation Unit, which is designed to convert low-value feedstocks into a premium alkylate product, is on track to be completed in the fourth quarter of this year. The Diamond Pipeline expansion and the Pembroke Cogen project are expected to be completed in 2021 and the Port Arthur Coker project is expected to be completed in 2023.

Valero and its joint venture partner in DGD continue to pursue growth in the low-carbon renewable diesel business. The DGD plant expansion is still expected to be completed in 2021, and as previously announced, DGD continues to make progress on the advanced engineering and development cost review for a potential new 400 million gallons per day renewable diesel plant at Valero’s Port Arthur, Texas facility. If the project is approved, operations are expected to commence in 2024, increasing DGD’s production capacity to over 1.1 billion gallons annually.

“We remain steadfast in the execution of our strategy, pursuing excellence in operations, investing in earnings growth with lower volatility and honoring our commitment to shareholder returns,” said Gorder.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, “Valero”), is an international manufacturer and marketer of transportation fuels and petrochemical products. Valero is a Fortune 50 company based in San Antonio, Texas, and it operates 15 petroleum refineries with a combined throughput capacity of approximately 3.2 million barrels per day and 14 ethanol plants with a combined production capacity of approximately 1.73 billion gallons per year. The petroleum refineries are located in the United States (U.S.), Canada and the United Kingdom (U.K.), and the ethanol plants are located in the Mid-Continent region of the U.S. Valero is also a joint venture partner in Diamond Green Diesel, which operates a renewable diesel plant in Norco, Louisiana. Diamond Green Diesel is North America’s largest biomass-based diesel plant. Valero sells its products in the wholesale rack or bulk markets in the U.S., Canada, the U.K., Ireland and Latin America. Approximately 7,000 outlets carry Valero’s brand names. Please visit www.valero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations, 210-345-1982
Eric Herbort, Senior Manager – Investor Relations, 210-345-3331
Gautam Srivastava, Manager – Investor Relations, 210-345-3992

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as delays in construction timing and other factors, including but not limited to the impacts of COVID-19. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission and available on Valero’s website at www.valero.com.

COVID-19 Disclosure
The global pandemic has significantly reduced global economic activity and resulted in airlines dramatically cutting back on flights and a decrease in motor vehicle use. As a result, there has also been a decline in the demand for, and thus also the market prices of, crude oil and certain of our products, particularly our refined petroleum products. Many uncertainties remain with respect to COVID-19, including its resulting economic effects and any future recovery, and we are unable to predict the ultimate economic impacts from COVID-19, how quickly national economies can recover once the pandemic subsides, or whether any recovery will ultimately experience a reversal or other setbacks. However, the adverse impact of the economic effects on us has been and will likely continue to be significant. We believe we have proactively addressed many of the known impacts of COVID-19 to the extent possible and will strive to continue to do so, but there can be no guarantee that these measures will be fully effective. For more information, see our quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income (loss) attributable to Valero stockholders, adjusted earnings (loss) per common share – assuming dilution, refining margin, renewable diesel margin, ethanol margin, adjusted refining operating income (loss), adjusted renewable diesel operating income, adjusted ethanol operating income (loss), adjusted net cash provided by operating activities, and capital investments attributable to Valero. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. Note (g) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Statement of income data
Revenues	$15,809	$27,249	$48,308	$80,445
Cost of sales:
Cost of materials and other (a) (b)	14,801	24,335	43,832	72,396
Lower of cost or market (LCM) inventory valuation adjustment (c)	(313)	—	(19)	—
Operating expenses (excluding depreciation and amortization expense reflected below)	1,117	1,239	3,268	3,629
Depreciation and amortization expense (d)	602	556	1,737	1,645
Total cost of sales	16,207	26,130	48,818	77,670
Other operating expenses	25	10	30	14
General and administrative expenses (excluding depreciation and amortization expense reflected below)	186	217	532	625
Depreciation and amortization expense	12	11	37	39
Operating income (loss)	(621)	881	(1,109)	2,097
Other income, net (e)	48	34	107	68
Interest and debt expense, net of capitalized interest	(143)	(111)	(410)	(335)
Income (loss) before income tax expense (benefit)	(716)	804	(1,412)	1,830
Income tax expense (benefit)	(337)	165	(614)	376
Net income (loss)	(379)	639	(798)	1,454
Less: Net income attributable to noncontrolling interests (b)	85	30	264	92
Net income (loss) attributable to Valero Energy Corporation stockholders	$(464)	$609	$(1,062)	$1,362

Earnings (loss) per common share	$(1.14)	$1.48	$(2.62)	$3.28
Weighted-average common shares outstanding (in millions)	407	412	407	415

Earnings (loss) per common share – assuming dilution	$(1.14)	$1.48	$(2.62)	$3.28
Weighted-average common shares outstanding – assuming dilution (in millions) (f)	407	413	407	416

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Three months ended September 30, 2020
Revenues:
Revenues from external customers	$14,727	$305	$777	$—	$15,809
Intersegment revenues	2	40	58	(100)	—
Total revenues	14,729	345	835	(100)	15,809
Cost of sales:
Cost of materials and other (a) (b)	14,103	128	670	(100)	14,801
LCM inventory valuation adjustment (c)	(296)	—	(17)	—	(313)
Operating expenses (excluding depreciation and amortization expense reflected below)	989	23	105	—	1,117
Depreciation and amortization expense (d)	538	10	54	—	602
Total cost of sales	15,334	161	812	(100)	16,207
Other operating expenses	24	—	1	—	25
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	186	186
Depreciation and amortization expense	—	—	—	12	12
Operating income (loss) by segment	$(629)	$184	$22	$(198)	$(621)

Three months ended September 30, 2019
Revenues:
Revenues from external customers	$26,145	$212	$891	$1	$27,249
Intersegment revenues	2	50	57	(109)	—
Total revenues	26,147	262	948	(108)	27,249
Cost of sales:
Cost of materials and other	23,432	164	847	(108)	24,335
Operating expenses (excluding depreciation and amortization expense reflected below)	1,100	18	121	—	1,239
Depreciation and amortization expense	518	15	23	—	556
Total cost of sales	25,050	197	991	(108)	26,130
Other operating expenses	10	—	—	—	10
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	217	217
Depreciation and amortization expense	—	—	—	11	11
Operating income (loss) by segment	$1,087	$65	$(43)	$(228)	$881

See Operating Highlights by Segment beginning on Table Page 9.
See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Nine months ended September 30, 2020
Revenues:
Revenues from external customers	$45,327	$850	$2,131	$—	$48,308
Intersegment revenues	6	150	160	(316)	—
Total revenues	45,333	1,000	2,291	(316)	48,308
Cost of sales:
Cost of materials and other (a) (b)	41,769	393	1,984	(314)	43,832
LCM inventory valuation adjustment (c)	(19)	—	—	—	(19)
Operating expenses (excluding depreciation and amortization expense reflected below)	2,912	63	293	—	3,268
Depreciation and amortization expense (d)	1,607	33	97	—	1,737
Total cost of sales	46,269	489	2,374	(314)	48,818
Other operating expenses	29	—	1	—	30
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	532	532
Depreciation and amortization expense	—	—	—	37	37
Operating income (loss) by segment	$(965)	$511	$(84)	$(571)	$(1,109)

Nine months ended September 30, 2019
Revenues:
Revenues from external customers	$77,109	$686	$2,648	$2	$80,445
Intersegment revenues	12	174	162	(348)	—
Total revenues	77,121	860	2,810	(346)	80,445
Cost of sales:
Cost of materials and other	69,769	577	2,396	(346)	72,396
Operating expenses (excluding depreciation and amortization expense reflected below)	3,197	54	378	—	3,629
Depreciation and amortization expense	1,539	38	68	—	1,645
Total cost of sales	74,505	669	2,842	(346)	77,670
Other operating expenses	13	—	1	—	14
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	625	625
Depreciation and amortization expense	—	—	—	39	39
Operating income (loss) by segment	$2,603	$191	$(33)	$(664)	$2,097

See Operating Highlights by Segment beginning on Table Page 9.
See Notes to Earnings Release Tables beginning on Table Page 18.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of net income (loss) attributable to Valero Energy Corporation stockholders to adjusted net income (loss) attributable to Valero Energy Corporation stockholders
Net income (loss) attributable to Valero Energy Corporation stockholders	$(464)	$609	$(1,062)	$1,362
Adjustments:
Last-in, first-out (LIFO) liquidation adjustment (a)	326	—	326	—
Income tax benefit related to the LIFO liquidation adjustment	(108)	—	(108)	—
LIFO liquidation adjustment, net of taxes	218	—	218	—
Change in estimated useful life (d)	30	—	30	—
Income tax benefit related to the change in estimated useful life	(6)	—	(6)	—
Change in estimated useful life, net of taxes	24	—	24	—
LCM inventory valuation adjustment (c)	(313)	—	(19)	—
Income tax expense related to the LCM inventory valuation adjustment	63	—	3	—
LCM inventory valuation adjustment, net of taxes	(250)	—	(16)	—
2019 blender’s tax credit attributable to Valero Energy Corporation stockholders (b)	—	33	—	112
Income tax expense related to 2019 blender’s tax credit	—	—	—	(3)
2019 blender’s tax credit attributable to Valero Energy Corporation stockholders, net of taxes	—	33	—	109
Loss on early redemption of debt (e)	—	—	—	22
Income tax benefit related to loss on early redemption of debt	—	—	—	(5)
Loss on early redemption of debt, net of taxes	—	—	—	17
Total adjustments	(8)	33	226	126
Adjusted net income (loss) attributable to Valero Energy Corporation stockholders	$(472)	$642	$(836)	$1,488

Reconciliation of earnings (loss) per common share – assuming dilution to adjusted earnings (loss) per common share – assuming dilution
Earnings (loss) per common share – assuming dilution (f)	$(1.14)	$1.48	$(2.62)	$3.28
Adjustments:
LIFO liquidation adjustment (a)	0.53	—	0.53	—
Change in estimated useful life (d)	0.06	—	0.06	—
LCM inventory valuation adjustment (c)	(0.61)	—	(0.04)	—
2019 blender’s tax credit attributable to Valero Energy Corporation stockholders (b)	—	0.07	—	0.26
Loss on early redemption of debt (e)	—	—	—	0.04
Total adjustments	(0.02)	0.07	0.55	0.30
Adjusted earnings (loss) per common share – assuming dilution (f)	$(1.16)	$1.55	$(2.07)	$3.58
See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of operating income (loss) by segment to segment margin, and reconciliation of operating income (loss) by segment to adjusted operating income (loss) by segment
Refining segment
Refining operating income (loss)	$(629)	$1,087	$(965)	$2,603
Adjustments:
2019 blender’s tax credit (b)	—	4	—	13
LIFO liquidation adjustment (a)	326	—	326	—
LCM inventory valuation adjustment (c)	(296)	—	(19)	—
Operating expenses (excluding depreciation and amortization expense reflected below)	989	1,100	2,912	3,197
Depreciation and amortization expense	538	518	1,607	1,539
Other operating expenses	24	10	29	13
Refining margin	$952	$2,719	$3,890	$7,365

Refining operating income (loss)	$(629)	$1,087	$(965)	$2,603
Adjustments:
2019 blender’s tax credit (b)	—	4	—	13
LIFO liquidation adjustment (a)	326	—	326	—
LCM inventory valuation adjustment (c)	(296)	—	(19)	—
Other operating expenses	24	10	29	13
Adjusted refining operating income (loss)	$(575)	$1,101	$(629)	$2,629

Renewable diesel segment
Renewable diesel operating income	$184	$65	$511	$191
Adjustments:
2019 blender’s tax credit (b)	—	58	—	198
Operating expenses (excluding depreciation and amortization expense reflected below)	23	18	63	54
Depreciation and amortization expense	10	15	33	38
Renewable diesel margin	$217	$156	$607	$481

Renewable diesel operating income	$184	$65	$511	$191
Adjustment: 2019 blender’s tax credit (b)	—	58	—	198
Adjusted renewable diesel operating income	$184	$123	$511	$389

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of operating income (loss) by segment to segment margin, and reconciliation of operating income (loss) by segment to adjusted operating income (loss) by segment (continued)
Ethanol segment
Ethanol operating income (loss)	$22	$(43)	$(84)	$(33)
Adjustments:
LCM inventory valuation adjustment (c)	(17)	—	—	—
Operating expenses (excluding depreciation and amortization expense reflected below)	105	121	293	378
Depreciation and amortization expense (d)	54	23	97	68
Other operating expenses	1	—	1	1
Ethanol margin	$165	$101	$307	$414

Ethanol operating income (loss)	$22	$(43)	$(84)	$(33)
Adjustments:
LCM inventory valuation adjustment (c)	(17)	—	—	—
Change in estimated useful life (d)	30	—	30	—
Other operating expenses	1	—	1	1
Adjusted ethanol operating income (loss)	$36	$(43)	$(53)	$(32)

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of refining segment operating income (loss) to refining margin (by region), and reconciliation of refining
segment operating income (loss) to adjusted refining
segment operating income (loss) (by region) (h)

U.S. Gulf Coast region
Refining operating income (loss)	$(653)	$388	$(703)	$779
Adjustments:
2019 blender’s tax credit (b)	—	3	—	9
LIFO liquidation adjustment (a)	200	—	200	—
LCM inventory valuation adjustment (c)	(4)	—	—	—
Operating expenses (excluding depreciation and amortization expense reflected below)	556	641	1,649	1,826
Depreciation and amortization expense	329	326	990	954
Other operating expenses	18	6	20	8
Refining margin	$446	$1,364	$2,156	$3,576

Refining operating income (loss)	$(653)	$388	$(703)	$779
Adjustments:
2019 blender’s tax credit (b)	—	3	—	9
LIFO liquidation adjustment (a)	200	—	200	—
LCM inventory valuation adjustment (c)	(4)	—	—	—
Other operating expenses	18	6	20	8
Adjusted refining operating income (loss)	$(439)	$397	$(483)	$796

U.S. Mid-Continent region
Refining operating income (loss)	$(140)	$333	$(67)	$991
Adjustments:
2019 blender’s tax credit (b)	—	1	—	3
LIFO liquidation adjustment (a)	58	—	58	—
Operating expenses (excluding depreciation and amortization expense reflected below)	153	156	465	468
Depreciation and amortization expense	84	77	250	226
Other operating expenses	—	2	—	2
Refining margin	$155	$569	$706	$1,690

Refining operating income (loss)	$(140)	$333	$(67)	$991
Adjustments:
2019 blender’s tax credit (b)	—	1	—	3
LIFO liquidation adjustment (a)	58	—	58	—
Other operating expenses	—	2	—	2
Adjusted refining operating income (loss)	$(82)	$336	$(9)	$996

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of refining segment operating income (loss)
to refining margin (by region), and reconciliation of
refining segment operating income (loss) to adjusted
refining segment operating income (loss) (by region) (h)
(continued)

North Atlantic region
Refining operating income	$201	$273	$84	$727
Adjustments:
LIFO liquidation adjustment (a)	33	—	33	—
LCM inventory valuation adjustment (c)	(236)	—	(19)	—
Operating expenses (excluding depreciation and amortization expense reflected below)	130	146	383	439
Depreciation and amortization expense	53	52	158	160
Other operating expenses	5	2	8	2
Refining margin	$186	$473	$647	$1,328

Refining operating income	$201	$273	$84	$727
Adjustments:
LIFO liquidation adjustment (a)	33	—	33	—
LCM inventory valuation adjustment (c)	(236)	—	(19)	—
Other operating expenses	5	2	8	2
Adjusted refining operating income	$3	$275	$106	$729

U.S. West Coast region
Refining operating income (loss)	$(37)	$93	$(279)	$106
Adjustments:
2019 blender’s tax credit (b)	—	—	—	1
LIFO liquidation adjustment (a)	35	—	35	—
LCM inventory valuation adjustment (c)	(56)	—	—	—
Operating expenses (excluding depreciation and amortization expense reflected below)	150	157	415	464
Depreciation and amortization expense	72	63	209	199
Other operating expenses	1	—	1	1
Refining margin	$165	$313	$381	$771

Refining operating income (loss)	$(37)	$93	$(279)	$106
Adjustments:
2019 blender’s tax credit (b)	—	—	—	1
LIFO liquidation adjustment (a)	35	—	35	—
LCM inventory valuation adjustment (c)	(56)	—	—	—
Other operating expenses	1	—	1	1
Adjusted refining operating income (loss)	$(57)	$93	$(243)	$108

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	318	418	352	416
Medium/light sour crude oil	346	253	357	282
Sweet crude oil	1,252	1,615	1,240	1,548
Residuals	219	238	208	208
Other feedstocks	108	132	92	152
Total feedstocks	2,243	2,656	2,249	2,606
Blendstocks and other	283	298	308	323
Total throughput volumes	2,526	2,954	2,557	2,929

Yields (thousand barrels per day)
Gasolines and blendstocks	1,273	1,406	1,217	1,393
Distillates	914	1,137	931	1,123
Other products (i)	360	438	424	442
Total yields	2,547	2,981	2,572	2,958

Operating statistics (g) (j)
Refining margin (from Table Page 5)	$952	$2,719	$3,890	$7,365
Adjusted refining operating income (loss) (from Table Page 5)	$(575)	$1,101	$(629)	$2,629
Throughput volumes (thousand barrels per day)	2,526	2,954	2,557	2,929

Refining margin per barrel of throughput	$4.10	$10.00	$5.55	$9.21
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.26	4.05	4.16	4.00
Depreciation and amortization expense per barrel of throughput	2.32	1.90	2.29	1.92
Adjusted refining operating income (loss) per barrel of throughput	$(2.48)	$4.05	$(0.90)	$3.29

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating statistics (g) (j)
Renewable diesel margin (from Table Page 5)	$217	$156	$607	$481
Adjusted renewable diesel operating income (from Table Page 5)	$184	$123	$511	$389
Sales volumes (thousand gallons per day)	870	638	844	732

Renewable diesel margin per gallon of sales	$2.72	$2.64	$2.63	$2.40
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.29	0.30	0.27	0.27
Depreciation and amortization expense per gallon of sales	0.13	0.25	0.15	0.19
Adjusted renewable diesel operating income per gallon of sales	$2.30	$2.09	$2.21	$1.94

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating statistics (g) (j)
Ethanol margin (from Table Page 6)	$165	$101	$307	$414
Adjusted ethanol operating income (loss) (from Table Page 6)	$36	$(43)	$(53)	$(32)
Production volumes (thousand gallons per day)	3,800	4,006	3,408	4,251

Ethanol margin per gallon of production	$0.47	$0.27	$0.33	$0.36
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.30	0.33	0.31	0.33
Depreciation and amortization expense per gallon of production	0.07	0.06	0.08	0.06
Adjusted ethanol operating income (loss) per gallon of production	$0.10	$(0.12)	$(0.06)	$(0.03)

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating statistics by region (h)
U.S. Gulf Coast region (g) (j)
Refining margin (from Table Page 7)	$446	$1,364	$2,156	$3,576
Adjusted refining operating income (loss) (from Table Page 7)	$(439)	$397	$(483)	$796
Throughput volumes (thousand barrels per day)	1,448	1,747	1,500	1,732

Refining margin per barrel of throughput	$3.35	$8.48	$5.24	$7.56
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.19	3.99	4.01	3.86
Depreciation and amortization expense per barrel of throughput	2.47	2.02	2.41	2.02
Adjusted refining operating income (loss) per barrel of throughput	$(3.31)	$2.47	$(1.18)	$1.68

U.S. Mid-Continent region (g) (j)
Refining margin (from Table Page 7)	$155	$569	$706	$1,690
Adjusted refining operating income (loss) (from Table Page 7)	$(82)	$336	$(9)	$996
Throughput volumes (thousand barrels per day)	417	450	404	451

Refining margin per barrel of throughput	$4.05	$13.75	$6.38	$13.72
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.99	3.79	4.20	3.80
Depreciation and amortization expense per barrel of throughput	2.19	1.86	2.26	1.84
Adjusted refining operating income (loss) per barrel of throughput	$(2.13)	$8.10	$(0.08)	$8.08

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating statistics by region (h) (continued)
North Atlantic region (g) (j)
Refining margin (from Table Page 8)	$186	$473	$647	$1,328
Adjusted refining operating income (from Table Page 8)	$3	$275	$106	$729
Throughput volumes (thousand barrels per day)	408	474	412	486

Refining margin per barrel of throughput	$4.96	$10.84	$5.73	$10.01
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.44	3.33	3.39	3.31
Depreciation and amortization expense per barrel of throughput	1.43	1.21	1.40	1.20
Adjusted refining operating income per barrel of throughput	$0.09	$6.30	$0.94	$5.50

U.S. West Coast region (g) (j)
Refining margin (from Table Page 8)	$165	$313	$381	$771
Adjusted refining operating income (loss) (from Table Page 8)	$(57)	$93	$(243)	$108
Throughput volumes (thousand barrels per day)	253	283	241	260

Refining margin per barrel of throughput	$7.08	$12.06	$5.77	$10.87
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	6.44	6.03	6.29	6.54
Depreciation and amortization expense per barrel of throughput	3.08	2.43	3.17	2.80
Adjusted refining operating income (loss) per barrel of throughput	$(2.44)	$3.60	$(3.69)	$1.53

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$43.38	$62.08	$42.50	$64.74
Brent less West Texas Intermediate (WTI) crude oil	2.47	5.64	4.27	7.70
Brent less Alaska North Slope (ANS) crude oil	0.64	(0.99)	1.00	(0.51)
Brent less Louisiana Light Sweet (LLS) crude oil	0.88	1.46	2.20	1.40
Brent less Argus Sour Crude Index (ASCI) crude oil	1.71	3.18	3.62	3.17
Brent less Maya crude oil	4.19	5.45	7.66	5.57
LLS crude oil	42.50	60.62	40.30	63.34
LLS less ASCI crude oil	0.83	1.72	1.42	1.77
LLS less Maya crude oil	3.31	3.99	5.46	4.17
WTI crude oil	40.91	56.44	38.23	57.04

Natural gas (dollars per million British Thermal Units)	1.99	2.28	1.82	2.53

Products (dollars per barrel)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	4.96	6.82	2.61	4.57
Ultra-low-sulfur (ULS) diesel less Brent	5.19	15.79	7.11	14.55
Propylene less Brent	(12.69)	(19.36)	(15.48)	(21.57)
CBOB gasoline less LLS	5.84	8.28	4.81	5.97
ULS diesel less LLS	6.07	17.25	9.31	15.95
Propylene less LLS	(11.81)	(17.90)	(13.28)	(20.17)
U.S. Mid-Continent:
CBOB gasoline less WTI	8.17	15.28	7.35	14.58
ULS diesel less WTI	8.54	21.38	12.41	22.93
North Atlantic:
CBOB gasoline less Brent	8.08	10.11	5.13	7.16
ULS diesel less Brent	6.79	17.28	9.34	16.49
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending (CARBOB) 87 gasoline less ANS	13.19	19.31	10.15	16.76
California Air Resources Board (CARB) diesel less ANS	9.34	18.38	12.31	18.56
CARBOB 87 gasoline less WTI	15.02	25.94	13.42	24.97
CARB diesel less WTI	11.17	25.01	15.58	26.77

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 14

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Renewable diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	$1.20	$1.90	$1.24	$1.94
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	0.67	0.46	0.56	0.45
California Low-Carbon Fuel Standard (dollars per metric ton)	195.60	198.24	200.88	193.74
Chicago Board of Trade (CBOT) soybean oil (dollars per pound)	0.32	0.29	0.30	0.29

Ethanol
CBOT corn (dollars per bushel)	3.40	3.90	3.46	3.85
New York Harbor ethanol (dollars per gallon)	1.46	1.53	1.32	1.50

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 15

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

	September 30,	December 31,
	2020	2019
Balance sheet data
Current assets	$15,422	$18,969
Cash and cash equivalents included in current assets	4,047	2,583
Inventories included in current assets	5,357	7,013
Current liabilities	8,122	13,160
Current portion of debt and finance lease obligations included in current liabilities	636	494
Debt and finance lease obligations, less current portion	14,577	9,178
Total debt and finance lease obligations	15,213	9,672
Valero Energy Corporation stockholders’ equity	19,223	21,803

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of net cash provided by operating activities to adjusted net cash provided by (used in) operating activities (g)
Net cash provided by operating activities	$165	$1,429	$852	$3,823
Exclude:
Changes in current assets and current liabilities	246	315	(232)	728
Diamond Green Diesel LLC’s (DGD) adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD	96	40	269	114
Adjusted net cash provided by (used in) operating activities	$(177)	$1,074	$815	$2,981

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Dividends per common share	$0.98	$0.90	$2.94	$2.70

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 16

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of total capital investments to capital investments attributable to Valero (g)
Capital expenditures (excluding variable interest entities (VIEs))	$220	$325	$775	$1,179
Capital expenditures of VIEs:
DGD	134	40	311	91
Other VIEs	53	70	196	139
Deferred turnaround and catalyst cost expenditures (excluding VIEs)	92	113	529	583
Deferred turnaround and catalyst cost expenditures of DGD	8	15	18	16
Investments in unconsolidated joint ventures	10	32	39	122
Total capital investments	517	595	1,868	2,130
Adjustments:
DGD’s capital investments attributable to our joint venture partner	(71)	(28)	(165)	(54)
Capital expenditures of other VIEs	(53)	(70)	(196)	(139)
Capital investments attributable to Valero	$393	$497	$1,507	$1,937

See Notes to Earnings Release Tables beginning on Table Page 18.
Table Page 17

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)Cost of materials and other for the three and nine months ended September 30, 2020 includes a charge of $326 million for the impact of an expected liquidation of LIFO inventory layers attributable to our refining segment. Our inventory levels have decreased throughout the first nine months of 2020 due to lower demand for our products resulting from the negative economic impacts of COVID-19 on our business. Because these impacts are ongoing, we expect that our inventory levels at December 31, 2020 will remain below their December 31, 2019 levels.

(b)Cost of materials and other for the three and nine months ended September 30, 2020 includes a benefit of $82 million and $237 million, respectively, related to the blender’s tax credit attributable to renewable diesel volumes blended during those periods. The legislation authorizing the credit through December 31, 2022 was passed and signed into law in December 2019, and that legislation also applied retroactively to volumes blended during 2019 (2019 blender’s tax credit). The entire 2019 blender’s tax credit was recognized by us in December 2019 because the law was enacted in that month, but the benefit attributable to volumes blended during the three and nine months ended September 30, 2019 was $62 million and $211 million, respectively.

The above-mentioned pre-tax benefits are attributable to our reportable segments and stockholders as follows:

	Periods to which Blender’s Tax Credit is Attributable
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reportable segments to which blender’s tax credit is attributable
Refining	$2	$4	$6	$13
Renewable diesel	80	58	231	198
Total	$82	$62	$237	$211

Interests to which blender’s tax credit is attributable
Valero Energy Corporation stockholders	$42	$33	$121	$112
Noncontrolling interest	40	29	116	99
Total	$82	$62	$237	$211

(c)The market value of our inventories accounted for under the LIFO method fell below their historical cost on an aggregate basis as of March 31, 2020. As a result, we recorded an LCM inventory valuation adjustment of $2.5 billion in March 2020. The market value of our LIFO inventories improved due to the subsequent recovery in market prices, which resulted in a reversal of $2.2 billion in the three months ended June 30, 2020 and the remaining amount in the three months ended September 30, 2020. Of the $313 million benefit recognized in the three months ended September 30, 2020, $296 million and $17 million is attributable to our refining and ethanol segments, respectively. The LCM inventory valuation adjustment for the nine months ended September 30, 2020 reflects a net benefit of $19 million due to the foreign currency translation effect of the portion of the LCM inventory valuation adjustment attributable to our international operations.

(d)Depreciation and amortization expense for the three and nine months ended September 30, 2020 includes $30 million in accelerated depreciation related to a change in the estimated useful life of one of our ethanol plants.

(e)“Other income, net” for the nine months ended September 30, 2019 includes a $22 million charge from the early redemption of $850 million of our 6.125 percent senior notes due February 1, 2020.

(f)Common equivalent shares have been excluded from the computation of loss per common share — assuming dilution and adjusted loss per common share — assuming dilution for the three and nine months ended September 30, 2020, as the effect of including such shares would be antidilutive.

Table Page 18

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

(g)We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods after adjusting for certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦Adjusted net income (loss) attributable to Valero Energy Corporation stockholders is defined as net income (loss) attributable to Valero Energy Corporation stockholders adjusted to reflect the items noted below, along with their related income tax effect. We have adjusted for these items because we believe that they are not indicative of our core operating performance and that their adjustment results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each adjustment is provided below.

–LIFO liquidation adjustment – Generally, the LIFO inventory valuation method provides for the matching of current costs with current revenues. However, a LIFO liquidation results in a portion of our current-year cost of sales being impacted by historical costs, which obscures our current-year financial performance. Therefore, we have excluded the historical cost impact from adjusted net income (loss) attributable to Valero Energy Corporation stockholders. See note (a) for additional details.

–Change in estimated useful life – The accelerated depreciation recognized as a result of a change in the estimated useful life of one of our ethanol plants (see note (d)) is not indicative of our ongoing operations.

–LCM inventory valuation adjustment – The LCM inventory valuation adjustment, which is described in note (c), is the result of the market value of our inventories as of March 31, 2020 falling below their historical cost, with the decline in market value resulting from the decline in product market prices associated with the negative economic impacts from COVID-19. As market prices improved over the subsequent months, we reversed the writedown. The adjustment obscures our financial performance because it results in cost of sales reflecting something other than current costs; therefore, we have excluded the adjustment from adjusted net income (loss) attributable to Valero Energy Corporation stockholders.

–2019 blender’s tax credit attributable to Valero Energy Corporation stockholders – The 2019 blender’s tax credit was recognized by us in December 2019, but it is attributable to volumes blended throughout 2019. Therefore, the adjustment reflects the portion of the 2019 blender’s tax credit that is associated with volumes blended during the three and nine months ended September 30, 2019. See note (b) for additional details.

–Loss on early redemption of debt – The penalty and other expenses incurred in connection with the early redemption of our 6.125 percent senior notes due February 1, 2020 (see note (e)) are not associated with the ongoing costs of our borrowing and financing activities.

◦Adjusted earnings (loss) per common share – assuming dilution is defined as adjusted net income (loss) attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution (see note (f)).

◦Refining margin is defined as refining operating income (loss) adjusted to reflect the 2019 blender’s tax credit (see note (b)), and excluding the LIFO liquidation adjustment (see note (a)), the LCM inventory valuation adjustment (see note (c)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe refining margin is an
Table Page 19

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Renewable diesel margin is defined as renewable diesel operating income adjusted to reflect the 2019 blender’s tax credit (see note (b)), and excluding operating expenses (excluding depreciation and amortization expense) and depreciation and amortization expense. We believe renewable diesel margin is an important measure of our renewable diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Ethanol margin is defined as ethanol operating income (loss) excluding the LCM inventory valuation adjustment (see note (c)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Adjusted refining operating income (loss) is defined as refining segment operating income (loss) adjusted to reflect the 2019 blender’s tax credit (see note (b)), and excluding the LIFO liquidation adjustment (see note (a)), the LCM inventory valuation adjustment (see note (c)), and other operating expenses. We believe adjusted refining operating income (loss) is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦Adjusted renewable diesel operating income is defined as renewable diesel segment operating income adjusted to reflect the 2019 blender’s tax credit (see note (b)). We believe this is an important measure of our renewable diesel segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦Adjusted ethanol operating income (loss) is defined as ethanol segment operating income (loss) excluding the LCM inventory valuation adjustment (see note (c)), the change in estimated useful life (see note (d)), and other operating expenses. We believe this is an important measure of our ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦Adjusted net cash provided by operating activities is defined as net cash provided by (used in) operating activities excluding the items noted below. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities. The basis for our belief with respect to each excluded item is provided below.

–Changes in current assets and current liabilities – Current assets net of current liabilities represents our operating liquidity. We believe that the change in our operating liquidity from period to period does not represent cash generated by our operations that is available to fund our investing and financing activities.

–DGD’s adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD – We are a 50/50 joint venture partner in DGD and consolidate DGD’s financial statements; as a result, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in our consolidated net cash provided by operating activities.

DGD’s partners use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each partner and only 50 percent of DGD’s operating cash flow should be attributed to our net cash provided by operating activities. Therefore, we have adjusted our net cash provided by operating activities for the portion of DGD’s operating cash flow attributable to our joint venture partner’s ownership interest because
Table Page 20

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

we believe that it more accurately reflects the operating cash flow available to us to fund our investing and financing activities. The adjustment is calculated as follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
DGD operating cash flow data
Net cash provided by operating activities	$194	$68	$877	$228
Exclude: changes in current assets and current liabilities	1	(12)	339	—
Adjusted net cash provided by operating activities	193	80	538	228
Our partner’s ownership interest	50%	50%	50%	50%
DGD’s adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD	$96	$40	$269	$114

◦Capital investments attributable to Valero is defined as all capital expenditures, deferred turnaround and catalyst cost expenditures, and investments in unconsolidated joint venture presented in our consolidated statements of cash flows, excluding the portion of DGD’s capital investments attributable to our joint venture partner and all of the capital expenditures of other VIEs.

DGD’s partners use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Because DGD’s operating cash flow is effectively attributable to each partner, only 50 percent of DGD’s capital investments should be attributed to our net share of total capital investments. We also exclude the capital expenditures of our other consolidated VIEs because we do not operate those VIEs. We believe capital investments attributable to Valero is an important measure because it more accurately reflects our capital investments.

(h)The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(i)Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(j)Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of sales, and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, sales volumes, and production volumes for the period, as applicable.

Throughput volumes, sales volumes, and production volumes are calculated by multiplying throughput volumes per day, sales volumes per day, and production volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, sales volumes, and production volumes for the refining segment, renewable diesel segment, and ethanol segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.
Table Page 21